Exhibit 99.2

AXIM BIOTECHNOLOGEIS, INC.
(Formerly Axim International, Inc.)
Pro Forma Consolidated Balance Sheets
(unaudited)

	December 31, 2014	Pro forma	Reference	Pro Forma
	As reported	Adjustments	No.	Consolidated

ASSETS

Current assets:
Cash	$661,128			661,128
Prepaid expenses	72,329			72,329
Loan receivable	5,000			5,000
Total current assets	738,457			738,457

Other Assets:
Aquired Intangible asset - Intellectual Property Licensing Agreement		5,826,706	(1)	5,826,706
Total other assets				5,826,706

TOTAL ASSETS	$738,457			6,565,163

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$144,385			144,385
Due to shareholder	5,000			5,000
Convertible shareholder loan	50,000			50,000
Due to first insurance funding	54,020			54,020
Due to related party	65,775			65,775
Promissory note - related party	1,000,000			1,000,000
Total current liabilities	1,319,180			1,319,180

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value, 5,000,000 shares authorized;
1,000,000 issued and outstanding	100			100
Common stock, $0.0001 par value, 300,000,000 and 195,000,000 shares authorized, respectively;
38,826,706 issued and outstanding	3,883			3,883
Additional paid in capital	107,258	5,826,706	(1)	5,933,964
Accumulated deficit	(691,964)			(691,964)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(580,723)			5,245,983

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$738,457			6,565,163

(1) To record acqusition of license in exchange for 5,826,706 shares of common stock valued at $1.00 per share